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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form F-4 of chinadotcom corporation of our report dated October 4, 2003, except as to the subsequent event described in paragraph 3 of Note 17 which is as of October 15, 2003, relating to the financial statements of Industri-Matematik International Corp. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers AB

PricewaterhouseCoopers AB

Stockholm, Sweden
July 6, 2004